CERTIFICATE OF AMENDMENT
                             OF CERTIFICATE OF TRUST
                                       OF
                             INGENUITY CAPITAL TRUST

                            A Delaware Business Trust

         This Certificate of Amendment of Certificate of Trust of Ingenuity Capital Trust (the "Trust"), dated as of this 2nd day of June, 2000, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act and sets forth the following:

1. NAME. The name of the trust is "Ingenuity Capital Trust." The original Certificate of Trust was filed with the Secretary of State on or about July 9, 1999 ("Original Certificate").

2. NAME CHANGE. The Certificate of Trust is being amended hereby to change the name of the Trust. Accordingly, paragraph 1 of the Certificate of Trust is hereby amended to read in its entirety as follows:

          1. NAME: The name of the business trust formed by Original Certificate is "Marketocracy Funds."

3. EFFECTIVENESS. This Certificate of Amendment of Certificate of Trust shall become effective immediately upon its filing with the office of the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Ingenuity Capital Trust currently in office or authorized, have duly executed this Certificate of Trust hereby execute this Certificate of Trust as of the date first-above written.

                                                /S/ KENDRICK W. KAM
                                                -------------------
                                                Kendrick W. Kam

                                                /S/ ARTHUR ROTH
                                                ---------------------
                                                Arthru Roth

                                                /S/ WILLIAM SCILACCI
                                                ---------------------
                                                William Scilacci